Exhibit 99.6

TRANSITION PRODUCT SERVICES AGREEMENT

This Transition Product Services Agreement (this “Agreement”) is entered into and effective as of the 1st day of April  2007 (the “Effective Date”), by and between International Rectifier Corporation, a corporation organized under the laws of the State of Delaware (“IR”), and Vishay Intertechnology, a company organized and existing under the laws of the State of Delaware  (the “Purchaser”).  IR and Purchaser each may be referred to herein as a “Party” and collectively, as the “Parties.”  International Rectifier Southeast Asia Pte. Ltd., a company organized and existing under the laws of Singapore (“IRSEA”) and Vishay Asia Logistics Pte Ltd. , a company organized and existing under the laws of Singapore (“Vishay Asia”) are also Parties hereto solely for the purposes of the provisions of Section 4.3, with Vishay Asia additionally being a party for the purposes of  Section 4.4.

WHEREAS, IR and Purchaser are parties to that certain Master Purchase Agreement dated November 8, 2006 (the “Master Purchase Agreement”), pursuant to which Purchaser is purchasing from IR all of the capital stock of certain IR subsidiaries and certain assets of IR and certain IR subsidiaries contemporaneously with the execution and delivery of this Agreement.  Terms used but not otherwise defined herein shall have the respective meanings attributed to such terms in the Master Purchase Agreement; and

WHEREAS, IR and Purchaser are parties to that certain Asset Purchase Agreement dated November 8, 2006 (the “Asset Purchase Agreement”), providing, among other things, for the purchase of certain assets as contemplated by the Master Purchase Agreement, including certain equipment for the manufacture of semiconductor die located at IR’s Temecula, California Fab 1 wafer fabrication facility (the “Fab 1 Equipment”), and certain equipment for the assembly, finishing and packaging of semiconductor components (the “Mexico Assembly Equipment”) and the processing of thick film substrates located at IR’s wholly-owned subsidiary, Rectificadores Internacionales S.A. de C.V. (“IRMEX”) in Tijuana Mexico, (the “Mexico Substrate Equipment”); and

WHEREAS, IR agrees to provide, and Purchaser desires to retain IR to provide, certain manufacturing services with respect to the PCS Business (as defined in the Master Purchase Agreement) on a transitional basis on the terms and conditions contained herein.

NOW, THEREFORE, the Parties agree as follows:

Article 1 — Product Services.

1.1                                       General.  In accordance with the provisions hereof, IR shall provide to the Purchaser, and the Purchaser shall purchase from IR, the following types of services (each a “Service” and collectively, the “Services”): (i) processing Purchaser’s silicon substrates into probed semiconductor wafers (“Wafer Services”), (ii) assembly of Purchaser’s semiconductor wafer and/or die into packaged semiconductor products (including the packaging of certain semiconductor die for sale in die form) (“Assembly Services”) and (iii) processing of thick film substrates based on starting material (“Substrate Services”).

1.2    Detailed Services Description. The Services shall be provided in accordance with the applicable terms of this Agreement (including without limitation the applicable Exhibit A, Schedule 1 and Schedule 3A, attached hereto and made a part hereof). Exhibit A and Schedules 1 and 3A may be amended from time to time by written agreement of the Parties.

1.3    Special Wafer Services Provisions.

1.3.1 Starting Material. In connection with Wafer Services, Purchaser shall, at its own cost and expense, deliver on consignment to IR silicon substrate in sufficient quantities (taking account of yield loss) and appropriate types and qualifications as shall be necessary for IR’s timely performance of Wafer Services.  Such starting material shall at all times remain the property of Purchaser, and shall not be used by IR for any purpose other than the performance of Wafer Services as provided in this Agreement.

1.3.2 Wafer Services Pricing.  The prices for Wafer Services shall be as set forth on Schedule 2, subject to adjustment as set forth herein.

1.3.3 Wafer Testing.  Purchaser shall be billed and pay for Wafer Services with respect to all finished wafers passing IR’s Maverick Product Elimination Program (HOP-500-17) (“Maverick Protocol”).

1.4  Special Assembly Services Provisions.

1.4.1   Starting Material.  Purchaser shall, at its own cost and expense, deliver on consignment to IR die in sufficient quantities (taking account of yield loss) and appropriate types and qualification as shall be necessary for IR’s timely performance of Assembly Services hereunder.  Such die shall at all times remain the property of Purchaser, and shall not be used by IR for any purpose other than the Assembly Services as provided in this Agreement. The delivery of the die to IRMEX shall take place in accordance with the terms of the Transition Services Agreement dated November 8, 2006, as amended concurrently herewith, between the parties (the “TSA”).

1.4.2   Assembly Services Pricing.  The prices for the Assembly Services shall be as set forth on Schedules 3 and 3A (in each case as referred to as a DFPC in such schedules), subject to adjustment as set forth herein and therein.

1.4.3   Assembly Testing.  Purchaser shall be billed and pay for assembled product passing IR’s assembly test-in procedures, showing no open shorts at IR’s electrical test and passing IR’s visual inspection testing.  Yield loss for all other reasons shall be the responsibility of Purchaser.

1.4.4   Temporary Assembly Services.  The parties have determined that IR shall provide Assembly Services on a temporary basis through December 31, 2007, related to certain product lines where IR equipment is shared between products of the PCS Business and other products, or where certain assembly services are needed while Subcon capacity is arranged and qualified by Purchaser.

Set forth in Schedule 3A is a detailed list of such Assembly Services, and the prices and capacity limitations related to such services.

1.5   Special Substrate Services Provisions.

1.5.1 Starting Material.  IR shall supply starting material for Substrate Services provided hereunder.

1.5.2  Substrate Services Pricing.  The prices for Substrate Services shall be as set forth on Schedule 4 (in each case as referred to as a DFPC in such schedule), subject to adjustment as set forth herein and therein.

15.3.  Substrate Testing.  Purchaser shall be billed  and pay for finished thick film substrate passing IR’s final substrate inspection testing.

1.6  Initial Period Procedures.  The parties acknowledge Purchaser’s expressed desire that IR provide extensive assistance during the six month period following the Effective Date (the “Initial Period”) to Purchaser with respect to the preparation of forecasts for Services based on Purchaser’s customer demand, preparation of forecasts for supply of starting material for Services, negotiation of supply to and purchase by Purchaser of silicon substrate starting material for Wafer Services and overall coordination of the various Services.  In furtherance thereof, the parties agree as follows:

1.6.1.  Pursuant to the TSA, IR has agreed to provide and Purchaser has agreed to purchase certain administrative services.  During the Initial Period, IR shall provide and Purchaser shall purchase the Planning Support Services, Die Bank Support Services, Quality Support Services and Logistics Support Services (as such terms are defined and described in the TSA) in accordance with the provisions of the TSA.

1.6.2   Prior to the Closing (as defined under the Master Purchase Agreement), IR entered into certain agreements for the supply of 5” silicon starting material for the PCS Business (the “Silicon Agreements”).  A copy of each of the Silicon Agreements is set forth in Exhibit B.  IR hereby assigns to

Purchaser and Purchaser hereby assumes from IR and agrees to perform all rights and obligations arising under the Silicon Agreements from and after the Closing.  IR shall give the counterparties to each of the Silicon Agreements written notice of such Assignment and assumption promptly following Closing.

Article 2 - Administrative Provisions.

2.1  Forecast and Loading Procedures for Services.

(a)                           The forecast and loading procedures for Services shall be as set forth in Schedule 5. For Wafer Services, Purchaser shall provide orders, forecast and loading requirements in no less than a lot size of 150 wafers; provided however, for Gen 6 and Gen 5.5 Wafer Services, Vishay may provide forecast and wafer size loading on the basis of a lot size of 50 wafers related to a particular product part number, subject to the following terms and conditions:

(1)           Wafer Services for product part numbers using the same process may be combined by Purchaser into a 150 wafer lot size start, so long as each individual device has a wafer lot size of 50 wafers.

(2)           If product part numbers within Purchaser’s forecast using the same Wafer Service process cannot reasonably be loaded together to make a 150 lot size on the equipment allocated for Wafer Services, IR shall have the right to provide Wafer Services on additional Purchaser starting material to create a 150 wafer lot start for the product part number scheduled by Purchaser, in which case Purchaser will be shipped and billed, and shall pay for, all such Wafer Services irrespective of Purchaser’s initial loading instructions.

(3)           At no time, shall the weekly capacity for wafer starts exceed the maximum capacity allocated to Purchaser in the applicable Exhibit A, as calculated on the assumption of the use of a minimum lot size of 150 wafers.

(b)                           IR shall use its good faith efforts to accommodate reasonable changes timely requested by Purchaser with respect to any Committed Forecast, but IR shall have no obligation to do so.  IR shall otherwise be required to furnish Services in accordance with each Committed Forecast furnished in accordance with the terms of this Agreement.

(c)                           Purchaser shall have the right to cancel without penalty any order whose delivery is delayed by more than three weeks from the date of delivery specified in the relevant Loading Schedule, provided that such delay is not attributable to any action or inaction of Purchaser.  Such cancellation shall be without prejudice to any other rights that Purchaser may have under this Agreement or otherwise.

(d)                           Purchaser shall provide such purchase order documents with respect to each Committed Forecast and Loading Schedule as are reasonably requested by IR to support its financial accounting and operational planning needs.

(e)                           IR shall provide notice to Purchaser of scheduled maintenance of equipment reasonably in advance of any Committed Forecast, so that Purchaser can take account of such scheduled maintenance in preparing its forecasts.  In the event of the need for any unscheduled equipment maintenance, IR shall promptly so notify Purchaser and shall take commercially reasonable action to attempt to minimize disruption of production and otherwise conform production as reasonably practicable under the circumstances  to the Committed Forecasts.

2.2                       Quality Control and Certification.  (a)  IR will perform the Services in conformity with its internal quality procedures for the facilities at which the Services are being provided, COP 800, facility quality certification (TS 16949),  customer quality requirements currently in effect with respect to the Services and reasonable quality requirements of Purchaser’s customers as may arise from time to time following the Effective Date (“Future Customer Requirements”)  (provided that Purchaser shall be responsible for any increased cost arising from the Future Customer Requirements).  At Purchaser’s reasonable request, IR will make available to Purchaser for review the test results data taken in connection with IR’s quality procedures.

(b)           The manufacturing systems and protocols for the Services shall at all times qualify with TS 16949 certification.

2.3                       Consignment of Equipment and Materials.

(a)                           Purchaser will consign to IR the Purchased Fab 1 Equipment, the Mexico Assembly Equipment and the Mexico Substrate Equipment (collectively, the “Equipment”) during the times, and for use in providing the Services, specified in this Agreement. The Equipment shall not be used by IR for any other purpose.  IR shall have the right, at its option and discretion, to use alternate IR equipment to meet Committed Forecast and Loading Schedules. IR shall not contest the filing by Purchaser of appropriate UCC financing statements during the term of this Agreement in any appropriate jurisdiction for the purposes of Purchaser evidencing its ownership of the Equipment (and any other consigned materials provided hereunder); provided however, any such financing statement(s) shall be sufficiently detailed so as to specifically identify such Equipment and materials and shall be promptly updated or terminated to the extent of the reduction of consigned Equipment and materials.  Additionally, the parties have agreed that IRMEX may be used by IR in assisting IR to provide Assembly Services and Substrate Services hereunder.  In furtherance thereof, Mexico Assembly Equipment and the Mexico Substrate Equipment may, during part of the term hereof, be in the possession of IRMEX.  Purchaser and IRMEX shall enter into concurrently with this Agreement and shall record in the appropriate registry a Gratuitous Bailment Agreement (“Bailment Agreement”).   Any additional expense or delays in the ability of IR to perform Services hereunder or under the TSA (including without limitation the shipment of the Mexico Assembly Equipment and the Mexico Substrate Equipment out of Mexico) due to the execution and registration of the Bailment Agreement shall be the responsibility of Purchaser.

(b)                           IR shall be responsible, at its own cost and expense, for routine maintenance and calibration of the Equipment, in accordance with IR’s repair and maintenance and preventative maintenance procedures in place as of the commencement of this Agreement. Major maintenance events that exceed (i) $10,000 with respect to Mexico Assembly Equipment or Mexico Substrate Equipment, or (ii) $100,000 with respect to Fab 1 Equipment (“Major Maintenance Event”) , shall be undertaken at Purchaser’s sole cost and expense.  If IR determines that a Major Maintenance Event has occurred, IR shall so inform Purchaser in writing and shall undertake such reasonable maintenance as directed in writing by Purchaser and at Purchaser’s expense.  Modifications to improve performance shall be undertaken by IR at the reasonable request of Purchaser and at Purchaser’s cost.  The capacity limit applied to any Services shall be reduced to the extent of the impact of any equipment that fails to properly perform for reasons other than IR’s failure to comply with its obligations hereunder.

(c)                           IR shall maintain and operate the Equipment with the same care that it uses to operate its own equipment of a similar nature and complexity and in compliance with applicable law (including, without limitation, applicable environmental laws).  IR shall be responsible for obtaining and maintaining all licenses, permits or other government approvals necessary for operation (but not the ownership) of the Equipment as contemplated by this Agreement.

(d)                           If so requested by Purchaser, IR will conspicuously identify the Equipment and the consigned materials on-site as belonging to Purchaser.

(e)                           Purchaser shall at all times, during normal business hours and upon reasonable notice to IR, and subject to operational requirements, have the right to physically inspect the Equipment and offer technical assistance and advice in connection with the operation and maintenance thereof, in its discretion.

2.4                       Shipping.  All Services shall have been deemed delivered upon tender of the underlying product (Ex Works IR’s applicable factory)  with respect to which the underlying Services have been provided, irrespective of whether such product is tendered at Purchaser’s request to a Purchaser inventory or “bank” location established for Purchaser.  Purchaser shall be responsible, at its own cost and expense, for the shipment (including, among other things transit/casualty insurance and third party fees) of all processed materials by IR pursuant to this Agreement.  IR will cooperate with Purchaser in assembling and coordinating shipments, as reasonably requested by Purchaser consistent with the relevant Loading Schedule.

2.5                       Insurance.  Purchaser shall insure all the Equipment, dies, components and raw materials held at IR for use in accordance with this Agreement against all risk for loss or damage, to the fullest extent such insurance is reasonably available, such insurance to be based on the full replacement value. IR shall be responsible, however, for damage or destruction of (i) the Equipment due to IR’s negligence outside of ordinary wear and tear and (ii) dies, components and raw materials consigned by Purchaser to IR hereunder due to IR’s negligence other than relating to ordinary manufacturing yield and scrap.

2.6                         Consultation.  At either Party’s reasonable request, the Parties shall meet and discuss the nature, quality, and level of Services contemplated by this Agreement and any amendments a Party may wish to make to this Agreement, including to the attached Exhibits and Schedules.

2.7                       Monitoring and Reports; Books and Records; Engineering Lots; End Lots.

(a)                           IR shall provide Purchaser with a weekly production report to allow Purchaser to track the status of Services provided under this Agreement, including the status of work-in-progress, similar to the means used by IR to monitor and track product manufactured for its own operations.  These reports are in addition to reports, if any, related to Services that are provided under that the TSA.

(b)                           IR shall furnish to Purchaser samples and engineering lots in reasonable quantity, as requested by Purchaser; provided such samples and engineering lots are ordered under the forecasting procedures set forth hereunder and subject to good faith agreement over applicable price.  Engineering lots for Assembly Services as requested by Purchaser will be billed to Purchaser in accordance with the applicable note to Schedule 3 of the Assembly Services Pricing Table, attached hereto. Engineering lots as requested by Purchaser for Assembly Services will impact available capacity in accordance with Item 5 of Exhibit A, attached hereto.

(c)                           The Parties acknowledge that, from time to time, Assembly Services result in packaged products that for one reason or other do not fit within standard lot size or packing, or otherwise require certain rework in order to meet standard customer order or packing quantities (any such circumstance, “End Lots”). IR shall have the right to bill and provide to Purchaser the packaged products for all Assembly Services, irrespective if such Services result in End Lots, subject to the following:

(1)           To the extent following the Effective Date, IR provides Assembly Services that results, where the packaged products are to be packed in a reel form, in not enough packaged product to complete a full reel (“Reel End Lots”), then IR shall temporarily hold the Reel End Lots until Purchaser advises IR to rework the Reel End Lots into complete packed reels or another standard configuration agreed between the Parties (“Complete Packs”).

(2)           Upon the re-working of Reel End Lots into a Complete Pack, IR shall invoice and Purchaser shall pay a fee of [***] for each Reel End Lot packaged product that is reworked into a Complete Pack (“Rework Fee”) in addition to the fees for Assembly Services otherwise payable hereunder, with billing for all such fees being made upon completion of the Complete Pack.

(3)           Notwithstanding the foregoing, IR shall not be required to temporarily hold Reel End Lots more than 90 days.  IR shall have the right to tender to Purchaser and bill Purchaser the Assembly Service fees for all Reel End Lots which have not been re-worked into Complete Packs within 90 days following the date the Assembly Services for a packaged product have been originally rendered.

(d)                           Subject to IR’s security, confidentiality and operational requirements.  IR shall permit representatives of Purchaser and any customer designated by Purchaser, on reasonable notice and during regular business hours, to physically audit the production processes for the Services provided pursuant to this Agreement.   Purchaser shall bear the expense of any such audit.

(e)                           IR shall maintain production records in detail consistent with IR’s current practice pertaining to operations of a type similar to the Services pursuant to this

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Agreement.  IR shall make such records available for inspection by Purchaser during normal business hours upon reasonable notice to IR.

(f)                            Upon reasonable written request from Purchaser, IR shall make available to Purchaser IR’s regularly maintained maintenance, quality and production records (or copies thereof) for the Services provided hereunder.

2.8                       Responsible Personnel.  With respect to this Agreement, IR shall (i) from time to time designate a senior level manager at IR who shall have overall responsibility for IR’s services hereunder and (ii) upon reasonable request of Purchaser,  provide Purchaser with a list of key support, quality and management personnel of IR who may be contacted by Purchaser with respect to the specific performance of that Service.

Article 3 — Compensation; Billing

3.1   Services Fees.

(a)                           In consideration of providing the Services, IR will charge the Purchaser the weekly and other fees indicated in this Agreement, including the various Exhibits and Schedules attached hereto (each, a “Service Fee” and collectively, the “Service Fees”), as otherwise adjusted hereunder.

(b)                           The Service Fee for Packaging Services provided hereunder shall be adjusted every six months (each an “Adjustment Date” with the first Adjustment Date being July 15, 2007 (“First Adjustment Date”)) on the basis of the change (increase or decrease) in IR’s copper costs applicable to the Services as follows: If the difference in IR’s actual cost for copper compound attributable to such Services between the Adjustment Date and the date used for the purposes of computing the copper cost then in effect for Packaging Services under this Agreement shall be greater than 5%, then the portion of the Service Fee for such Services that is attributable to such copper compound shall be adjusted by the amount of such change.  IR shall update such attributable cost each Adjustment Date by written notice to Purchaser and such updated cost shall be reflected in IR’s invoices for deliveries from and after the Adjustment Date.  In determining IR’s attributable cost for copper, IR shall use its then actual purchase contract cost for new deliveries of such materials from relevant suppliers.  To the extent multiple suppliers of such materials are used, IR shall have the right to use a good faith average or cost estimate of the attributable cost for copper.  IR shall provide a breakdown of such adjustment upon written request from Purchaser (including upon reasonable request copies of background supplier documents to verify copper costs). IR shall provide Purchaser with not less than 30 days advance notice of the proposed changes in the Service Fees (“Copper Changes”) pursuant to this Section 3.1 (b), including the basis for such Copper Changes in reasonable detail.  If Purchaser disputes any of the Copper Changes, the parties shall consult with each other and negotiate in good faith in order to arrive at a mutually agreeable determination of the appropriate Copper Changes.  In the event that the Parties are unable to agree upon the Copper Change by the Adjustment Date, Purchaser will be obligated to make payments under this Agreement in accordance the Copper Change as proposed by IR, without prejudice, however, to any contract or other remedy available to Purchaser for IR’s failure to comply with the requirements of this Agreement with respect to the Copper Change proposed by IR; provided however, any claim of dispute with respect to Copper Change shall be filed within 60 days following the applicable Adjustment Date.  Additionally, to the extent Purchaser disagrees with IR’s Copper Change, it may elect (upon reasonable written notice and timing to meet operational needs) to provide consigned copper leadframe materials for IR’s use in providing its Services; provided however, any such materials must be qualified to and otherwise meet the specifications for the particular Service being provided.  Any such consigned materials shall be subject to Sections 2.3 and 2.5 hereunder.

(c)                           In addition to any adjustments under Section 3.1 (b), the then applicable Service Fee for all Services provided hereunder shall be adjusted on the two year anniversary of this Agreement (“Anniversary Adjustment Date”) on the basis of the change (increase or decrease) in IR’s costs applicable to the Services to the extent necessary to reflect IR’s fair market value for the cost of labor, overhead, utilities, supply gases, materials and allocations (with allocations being on a similar basis as the allocations used to establish the business forecast for the PCS Business prepared in connection with sale to Purchaser).  IR shall provide a breakdown of such adjustment upon written request from Purchaser (including upon reasonable request copies of background supplier documents to verify material costs). IR shall provide Purchaser with not less than 30 days advance notice of the proposed changes in the Service Fees (“Changes”) pursuant to this Section 3.1 (c), including the basis for such Changes in reasonable detail.  If Purchaser disputes any of the Changes, the Parties shall consult with each other and negotiate in good faith in order to arrive at a mutually agreeable determination of the appropriate Changes.  In the event that the Parties are unable to agree upon the Changes by the Anniversary Adjustment Date, Purchaser will be obligated to make payments under this Agreement in accordance the Changes as proposed by IR, without prejudice, however, to any contract or other remedy available to Purchaser for IR’s failure to comply with the requirements of this Agreement with respect to the Changes proposed by IR; provided however, any claim of dispute with respect to Changes shall be filed within 60 days following the Anniversary Adjustment Date.

(d)                           Each Party shall be responsible for any bank charges that it incurs in connection with the activities contemplated by this Agreement.

3.2                       Invoices.  IR shall send Purchaser a weekly invoice that includes in reasonable detail the Service Fees for Services provided to Purchaser for the week and any other amounts owing hereunder.  For Packaging Services, IR shall send Purchaser daily invoices of Packaging Services completed.  Payments of invoices shall be made by wire transfer of immediately available United States funds to one or more accounts specified in writing by IR.  Payment shall be made within 30 days after the date of Purchaser’s receipt of IR’s invoice.

3.3                       Failure to Pay.  In the event that Purchaser fails to make payment of an invoice when due, IR shall have the right, at its sole option, upon 10 business days’ written notice (a “Suspension Notice”) to suspend performance of the Services until payment has been received.  IR may terminate this Agreement in accordance with Article 12 in the event an invoice is not paid within 30 days of Purchaser’s receipt of a Suspension Notice.

3.4                       Late Payment Penalty.  With respect to the unpaid amount of any invoice not paid in full within 30 days of receipt, a finance charge of 1% per month, payable from the date of the invoice to the date payment is received, shall be due and payable to IR.  In addition, Purchaser shall indemnify IR for its costs, including reasonable attorneys’ fees and disbursements, incurred to collect any unpaid amount.

Article 4 — Cooperation; Know-How and Equipment Transfer

4.1                       Generally.  Each Party shall reasonably cooperate with and provide assistance to the other Party in carrying out the provisions of this Agreement.

4.2                       Branding.  At the request of Purchaser and subject to the technical feasibility of marking using existing equipment (and subject to cost to be agreed between the parties (i) for set-up costs and (ii) where the marking involves an increased cost in process or a change in equipment) , IR shall affix the logos or other branding information owned by Purchaser (“Purchaser Marks”) on Purchaser products, based upon the marking information furnished by Purchaser.  Without limiting the provisions of Section 4.2, Purchaser Marks shall at all times remain the exclusive property of Purchaser, and neither IR nor any other person shall acquire any right or interest in Purchaser Marks by reason IR’s compliance with the provisions of this Section.  Purchaser shall indemnify, defend and hold harmless IR from and against any and all claims arising from the use of the Purchaser Marks.

4.3                       Subcon Capacity and Subcon Equipment.

4.3.1                        Subcon Capacity.  For each of the assembly subcontract manufacturers set forth in Exhibit C (“Subcons”), IR agrees to notify such Subcon that IR has consented to such Subcons using for Purchaser the assembly capacity commitment set forth next to each such Subcon’s name in Exhibit C for the duration of the Subcon’s current commitment to IR for such capacity (the “Subcon Capacity”).  Purchaser shall be responsible for the establishment of its own agreements, if any, with each such Subcon for the Subcon Capacity.

4.3.2                        Subcon Equipment.  IRSEA currently owns certain equipment set forth in Exhibit D which is in possession of the Subcons (the “Subcon Equipment”).  IRSEA hereby sells to Vishay Asia and Vishay Asia hereby purchases from IRSEA, at Closing of all of IRSEA’s right, title and interest in and to the Subcon

Equipment, for the payment by Vishay Asia to IRSEA of the sum of $334,000 within two business days following Closing.  IRSEA represents and warrants to Vishay Asia that it has good and marketable title to the Subcon Equipment free and clear of all liens and encumbrances arising due to IRSEA (or any of IR’s Affiliates).  Except as set forth in the previous sentence, the Subcon Equipment is being sold to Vishay Asia on an AS-IS basis and without representation or warranty.

4.4                       Lead Frame Tools.

4.4.1                        Exclusive Tools.  Set forth in Exhibit E are certain lead frame tools used by certain suppliers to produce lead frames used in the PCS Business (the “Exhibit E Tools”).  IR represents and warrants to Vishay Asia that IR engaged the respective suppliers for the manufacture of the tools and to IR’s knowledge, the tools are used for no purpose other than the manufacture of leadframes for IR and its Affiliates.  The Parties agree that upon the payment by Vishay Asia to IR of the sum of $200,000 (“Exhibit E Tools Payment”) within two business days following Closing, IR hereby assigns to Vishay Asia all of IR’s right, title and interest in and to the right to use the Exhibit E Tools solely for the purposes of making lead frames for products of the PCS Business.  If within 30 days following the Effective Date, the respective suppliers do not recognize Vishay Asia as the party for whom the Exhibit E Tools are to be used, Vishay Asia may upon written notice to IR return the rights granted hereunder in the Exhibit E Tools in return for IR returning to Vishay Asia the Exhibit E Tools Payment.

4.4.2                        Non-Exclusive Tools.  Set forth in Exhibit F are certain lead frame tools used by certain suppliers to produce lead frames used in the PCS Business  (the “Exhibit F Tools”).  IR shall consent to Vishay Asia’s temporary right for up to nine months following Closing to use the Exhibit F Tools solely for the purposes of making lead frames for products of the PCS Business; provided however, Vishay Asia’s temporary use hereunder of the Exhibit F Tools may not interfere with the supply quantities for leadframes ordered by IR at the suppliers using such Exhibit F Tools.  In no event shall Vishay Asia’s aggregate usage of the Exhibit F Tools in any given week exceed a maximum of: (i) [***] for the Exhibit F Tolls identified with [***]; and (ii) [***] for the Exhibit F Tools identified with [***].

4.4.3                        Other Tools Provisions.  With respect to both the Exhibit E Tools and the Exhibit F Tools, the rights granted under Sections 4.4.1 and 4.4.2 are being provided on an As-IS, Where-Is, basis, and without representation or warranty, and Vishay Asia may transfer any such rights to Purchaser or any wholly owned subsidiary.  If any of the Exhibit F Tools are broken while being used for production for Purchaser hereunder, Purchaser shall reimburse Seller for the lesser of the reasonable residual value or cost of repair thereof. Purchaser shall be responsible for the establishment of its own agreements, if any, with the applicable tooling suppliers shown in Exhibits E and F.   IR shall give the applicable tooling suppliers shown in Exhibits E and F written notice of the actions set forth in Sections 4.4.1 and 4.4.2 promptly following Closing.

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4.5                       Transfer of Equipment.

IR and Purchaser shall cooperate as reasonably required, so that the parties can fulfill their respective obligations and responsibilities under this Agreement.  In particular, IR and Purchaser shall consult and coordinate so that the transfer of the Equipment shall be timed and effectuated in such a manner as to attempt to minimize the interruption of applicable production, taking into consideration Purchaser’s production scheduling and other sources of production available to Purchaser.

4.6                       Reticles.  IR shall make available to Purchaser in such machine readable format, as reasonably requested by Purchaser, the reticle data for all active IR parts that are part of the PCS Business (as defined in the Master Purchase Agreement). IR shall use commercially reasonable efforts to make available to Purchaser in such machine readable format, as reasonably requested by Purchaser, reticle data for all other IR parts that are part of the PCS Business.

4.7                       Specialized Customer Materials.  For specialized Equipment parts, leadframes, molding and other specialized products specifically used by IR in connection with the Services and which IR sources from third-party suppliers (together “Specialized Materials”), IR, as reasonably requested by Purchaser and at no additional cost to IR, shall introduce Purchaser to such third party suppliers and provide consent for Purchaser’s use of such Specialized Materials from such third party suppliers; provided however, Purchaser’s use shall be limited to use in connection with products sold by Purchaser as part of the PCS Business and all such Specialized Materials shall be subject to the confidentiality provisions of Article 5 hereof.

Article 5 — Confidentiality

5.1                       Generally.  In the course of the performance of the Services, each Party may become aware of confidential and proprietary information of the other Party or of a third party in possession of such other Party (“Confidential Information”).  All Confidential Information disclosed by a Party during the term of this Agreement shall remain the property of the disclosing Party and shall be used by the receiving Party only in accordance with the provisions of this Agreement.

5.2                       Identification; Term.  (a) Except in the case of (x) information that is subject to the confidentiality provisions of Section 12.4 of the Master Purchase Agreement or (y) information exchanged in furtherance of the performance of the Services hereunder that is of a type that is generally regarded by the Parties to be confidential information (such as pricing, customer and production information), to which this subsection (a) shall not apply, (i) if disclosed in written form, Confidential Information shall be identified as Confidential Information by an appropriate legend; and (ii) if disclosed orally or visually, it shall be identified as Confidential Information at the time of disclosure and shall be confirmed by written outline mailed to the other Party by registered or certified mail, return receipt requested, within 30 days of the original disclosure.  (b) For a period of 7 years from the date of first receipt thereof, the receiving Party shall (i) treat all such information in the same manner as it treats its own confidential information, in any event exercising reasonable precautions to prevent the disclosure of such information to others; (ii) use such information only for the purposes set forth herein; and (iii) disclose such information only to its employees who have a need to know such information in the performance of their duties hereunder.

5.3                       Exceptions.  The obligations of confidential treatment under this Article 5 shall not apply to any Confidential Information which (i) is or becomes publicly known through no wrongful act, fault or negligence of the receiving Party; (ii) was known by the receiving Party prior to disclosure or is developed by the receiving Party independently of such disclosure (and whose disclosure would not constitute a violation of the confidentiality provisions of the Master Purchase Agreement); (iii) was disclosed to the receiving Party by a third party who was not under any obligation of confidentiality; (iv) is approved for release by written authorization of the disclosing Party; or (v) is disclosed pursuant to a requirement of law or by court order, provided that the receiving Party has provided the disclosing Party with reasonable opportunity to prevent or limit such legally required disclosure.

5.4                       Injunctive Relief.   Each Party acknowledges and agrees that it would be difficult to measure the damages that might result from any actual or threatened breach of this Article 5 and that such actual or threatened breach by it may result in immediate, irreparable and continuing injury to the other Party and that a remedy at law for any such actual or threatened breach may be inadequate.  Accordingly, the Parties agree that the non-breaching Party, in its sole discretion and in addition to any other remedies it may have at law or in equity, shall be entitled to seek temporary, preliminary and permanent injunctive relief or other equitable relief, issued by a court of competent jurisdiction, in case of any such actual or threatened breach (without the necessity of actual injury being proved).

Article 6 — Intellectual Property.

6.1                       Purchaser Intellectual Property.  Subject to the applicable provisions of the Technology License Back Agreement dated as of the date hereof between IR and Purchaser, all  technology, know-how, patents, marks (including Purchaser Marks), data, software, or other intellectual property or assets (“Purchaser Intellectual Property”) owned or created by Purchaser shall remain the sole and exclusive property and responsibility of Purchaser.  IR shall not acquire any rights in any such Purchaser Intellectual Property pursuant to this Agreement.

6.2                       IR Intellectual Property.  Subject to the Technology License Agreement, dated as of the date hereof between IR and Purchaser, all  technology, know-how, patents, marks , data, software, or other intellectual property or assets (“IR  Intellectual Property”) owned or created by IR shall remain the sole and exclusive property and responsibility of IR.  Purchaser shall not acquire any rights in any such IR Intellectual Property pursuant to this Agreement.

Article 7 — Remedies and Limitation of Liability

7.1                       Remedies.  In the event that any Service supplied or performed by IR hereunder is not performed in accordance with the provisions of Article 1, Purchaser’s sole remedy shall be either (i) to require IR to re-perform such Service in accordance with Article 1 without obligation on the part of Purchaser to make payment for such performance or (ii) to provide Purchaser with a credit in an equivalent amount towards future Services, as contemplated by this Agreement; and in either such case, in the event of a breach of IR’s warranty under Section 7.2 where die fully processed by IR as Wafer Services hereunder has been fully processed by IR under Assembly Services into packaged product and presented to Purchaser as having passed all process testing, Purchaser shall be entitled to a credit for the cost of silicon starting material with respect to the die of the defective part (in addition to either (i) or (ii) with respect to such Wafer Services and Assembly Services with respect to such packaged product).  Die that is part of a wafer that is processed by IR as Wafer Services hereunder and properly passes the Maverick Protocol or which is provided by Purchaser for Assembly Services hereunder (but which was not processed by IR as Wafer Services hereunder) shall not otherwise be subject to return or credit. IR shall not be liable for any other loss or damage on account of the performance of any Service.  Notwithstanding the foregoing, IR shall be liable for additional damages actually incurred by Purchaser (“Purchaser Damages”) arising from product liability claims brought by third parties up to an aggregate amount of $2,000,000 (when taken together with “Purchaser IGBT/Auto Die Damages” as defined under the Transition IGBT/Auto Die Supply Agreement executed concurrently herewith); provided however, that any and all Purchaser Damages recoverable hereunder shall be subject to the provisions of  Article X of the Master Purchase Agreement.

7.2                       Warranty.  IR’s services shall be subject to the express warranty that the Services as provided hereunder shall  (i) conform to the specifications therefor as provided in this Agreement, (ii) be free of material defect in workmanship, and (iii) as provided be free of any liens or other encumbrances by creditors of IR; provided that IR makes no warranty with respect to consigned materials, die, components or equipment provided by Purchaser  (such warranty, the “Warranty”).  The warranty shall extend for a period of fifteen months from the date of delivery of Services hereunder.  These warranties do not extend to, or apply to, any product which has been (1) subjected to misuse, accident, improper installation, or to use in violation of written documentation furnished by IR, and/or (2) repaired or altered outside of IR’s factory, and/or (3) evaluated, screened, or tested by an outside testing laboratory not previously approved in writing by IR (which consent shall not be unreasonably withheld).

EXCEPT AS SPECFICIALLY PROVIDED IN THIS AGREEMENT, NO WARRANTIES, OTHER THAN THE WARRANTY, ARE EXPRESSED OR IMPLIED IN RESPECT OF ANY SERVICES PROVIDED PURSUANT TO THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.3                       SPECIAL DAMAGES.  EXCEPT TO THE EXTENT OF CONSEQUENTIAL DAMAGES THAT MAY BE ALLOWABLE UNDER THE  PROVISIONS OF THE LAST SENTENCE OF SECTION 7.1 (AND SUBJECT TO THE LIMITATIONS AND QUALIFCATIONS THEREIN), THE PARTIES AGREE THAT, WITH REGARD TO ANY AND ALL CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, IN ADDITION TO ANY OTHER LIMITATIONS HEREUNDER THE LIABILITY OF A PARTY SHALL BE LIMITED TO ACTUAL DAMAGES.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, LOST REVENUES OR LOSS OF PROSPECTIVE BUSINESS OPPORTUNITIES, REGARDLESS OF WHETHER THE CLAIM GIVING RISE TO SUCH DAMAGES IS BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

Article 8— Indemnification  Notwithstanding anything to the contrary herein, including the provisions of Article 7:

8.1                       Indemnification.  Purchaser shall indemnify and hold IR harmless from and against any tax, penalty, interest, addition to tax, tax surcharge, or other charge payable by IR as a result of any sales, use or excise taxes levied or based on amounts payable pursuant to this Agreement, including privilege or excise taxes based on gross revenues under this Agreement on the Services rendered to Purchaser, provided that Purchaser shall not be responsible for any taxes levied on any net income of IR.

Article 9— Excusable Delays

Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement by reason of any cause beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts affecting facilities, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation common carriers, provided that the Party so affected shall use reasonable commercial efforts to remove such causes of non-performance.  Upon the occurrence of any event of force majeure, the Party whose performance is prevented shall promptly give written notice to the other Party and the Parties shall promptly confer in good faith to agree upon reasonable action to minimize the impact of such event on the Parties.

Article 10 — Independent Contractor

10.1                     Relationship.  In its performance of Services hereunder, IR is an independent contractor to Purchaser and nothing in this Agreement shall be deemed to make a Party a partner, principal, joint venturer, or fiduciary of the other Party.  Neither IR nor any persons performing any Service on IR’s behalf shall be deemed to be employees, agents or legal representatives of Purchaser.  Nothing in this Agreement shall confer authority upon any Party to enter into any commitment or agreement binding upon the other Party.

10.2                     No Assumption of Obligations.  Nothing in this Agreement shall be construed as an assumption by IR of any financial obligation of Purchaser.

10.3                     Compensation of Employees.  IR shall be responsible for payment of compensation to its employees and shall be responsible for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.

Article 11 — Compliance With Laws

In the performance of its duties and obligations under this Agreement, each Party shall comply with all applicable laws.  The Parties shall cooperate fully in obtaining and maintaining in effect all permits and licenses that may be required for the performance of the Services.

Article 12 — Term and Termination

12.1                     Term.  The term of this Agreement shall commence on the Effective Date and end three years thereafter, unless terminated earlier in whole or in part as provided in Sections 12.2 and 12.4.

12.2                     Termination of this Agreement.  This Agreement may be terminated:

(a)                           By written agreement of the Parties;

(b)                           By IR as provided in Section 3.3;

(c)                           By either Party upon a material breach (other than non-payment of Services Fees) by the other that is not cured within 30 days after written notice of such breach from the non-breaching Party, except that where such breach is not capable of being cured within 30 days, the breaching Party shall be accorded 30 additional days to cure such breach if it demonstrates that it is capable of curing such breach within such additional period; or

(d)                           Upon 30 days’ written notice by either Party to the other where one Party:  (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, or similar relief or seeks the appointment of a trustee, receiver, liquidator or other similar official of it or the taking of possession by any such official in any involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due; or (ii) has an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or substantially all of its debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for such Party or any substantial part of its property, and such involuntary case or other proceeding remains undismissed for a period of 60 days.

12.3                     Effect.  In the event of termination of this Agreement pursuant to this Article 12 or upon the expiration of the term, this Agreement shall cease to have further force or effect and no Party shall have any liability to any other Party with respect to this Agreement, provided that:

(a)                           Termination or expiration of this Agreement for any reason shall not release any Party from any liability or obligation which already has accrued as of the effective date of such termination or expiration, and shall not constitute a waiver or release of, or otherwise be deemed to adversely affect, any rights, remedies or claims, which a Party may have hereunder at law, equity or otherwise or which may arise out of or in connection with such termination or expiration.

(b)                           As promptly as practicable following termination of this Agreement and the payment by Purchaser of all amounts owing hereunder, IR shall return all reasonably available material and inventory of Purchaser held by IR and make available to Purchaser copies of production records maintained by IR with regard to the performance of Services in IR’s standard format and media.  IR shall deliver such property and records to such location or locations as reasonably requested by Purchaser.  IR shall be responsible for the packing and preparation for shipping of all such material and inventory.  Arrangements for shipping, including the cost of freight and insurance, and the reasonable cost of packing incurred by IR shall be the responsibility of and shall be paid by Purchaser.  Equipment shall be transferred as provided in the Asset Purchase Agreement.

(c)                           Articles  4, 5, 6, 7, 10, 13, 14 and 15 and this Section 12.3 and Section 12.4 (in the event of a partial termination) shall survive any termination or expiration of this Agreement and remain in full force and effect.

12.4                     Partial Termination.  (a) Beginning 6 months after the Effective Date and from time to time thereafter, Purchaser may give 90 days advance notice as to the performance of any Service that it no longer requires and, on the date or dates specified in such notice, IR shall cease to provide and Purchaser shall cease to receive and pay for such Services hereunder.

(b)           Upon any such partial termination, IR shall deliver all material, inventory and equipment with respect to the performance of Services which have been terminated in the manner provided in Section 12.3(b) (including the requirement of the payment of any applicable amounts owing).

Article 13— Notices

All notices, requests and other communications hereunder shall be in writing, in the English language, and shall be delivered in person, by facsimile, commercial delivery service, or first class mail, postage prepaid, and addressed as follows:

If to IR, to:

International Rectifier Corporation

233 Kansas Street

El Segundo, California  90245

Attention:  Executive Vice President and General Counsel

Telephone:  310-726-8480

Facsimile:   310-726-8484

with a copy to:

Sheppard Mullin Richter & Hampton, LLP

11th Floor East

1300 I Street, NW

Washington, DC 20005
                                                Attention:  Robert Magielnicki, Sr.

Telephone:  202-218-0002

Facsimile:   202-218-0020

If to Purchaser, to:

Vishay Intertechnology, Inc.

63 Lancaster Avenue

Malvern, PA  19355-2120

Attention:  Richard N. Grubb, Executive Vice President and Chief Financial Officer

Telephone:  610-644-1300

Facsimile:   610-889-2161

with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention:  Abbe L. Dienstag, Esq.

Telephone:  212-715-9100

Facsimile:   212-715-8000

All such notices shall be effective when received.  Either Party may change its address by giving written notice to the other Party in accordance with the provisions of this Article 13.

Article 14 — Governing Law and Dispute Resolution

14.1                     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such state, without giving effect to the conflicts of laws principles thereof.

14.2                     Jurisdiction; Waiver of Jury Trial.  Each Party irrevocably consents and submits to the non-exclusive personal jurisdiction of and venue in the federal and state courts located in the State of Delaware.  Each Party waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby.  Each Party agrees that service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Article 13 shall be effective service in such action or proceeding.  Nothing in this Section 14.2, however, shall affect the right of a Party to serve such summons, complaint or initial pleading in any other manner permitted by law.

Article 15 — Miscellaneous

15.1                     Amendment; Waiver.  Any provision of this Agreement may be amended only if such amendment is in writing and signed by both Parties.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.

15.2                     Delay; Remedies.  No failure or delay by a Party in exercising any right or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

15.3                     Assignment.  Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by a Party (whether voluntarily, involuntarily, by operation of law or otherwise) without the prior written consent of the other Party, except that either Party may assign this Agreement and all rights, interests, or obligations hereunder to a subsidiary controlled by such Party, provided that no such assignment shall relieve such Party of its obligations to perform or cause the performance of its responsibilities under this Agreement or its liability for breach of the Agreement.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

15.4                     No Subcontracting.  Except as set forth herein, IR may not subcontract the performances of Services hereunder, except with the consent of Purchaser not unreasonably withheld.

15.5                     Third Parties.  Nothing in this Agreement, express or implied, is intended to or shall confer any rights, including third party beneficiary rights,

remedies, obligations or liabilities on any person other than the Parties and their permitted successors and assigns.

15.6                     Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, and if the rights and obligations of a Party hereunder will not be materially and adversely affected thereby, the Parties agree that such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.  If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

15.7                     Attorneys’ Fees.   In any action hereunder to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees in addition to any other recovery hereunder.

15.8                     Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

15.9                     Entire Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations between the Parties with respect to the subject matter of this Agreement.  No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either Party.

{Signatures appear on the following page}

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the date first written above.

INTERNATIONAL RECTIFIER CORPORATION

By:		Name:
Title:

VISHAY INTERTECHNOLOGY, INC.

By:		Name:
Title:

VISHAY ASIA LOGISTICS PTE LTD.

By:		Name:
Title:

INTERNATIONAL RECTIFIER SOUTHEAST ASIA PTE. LTD.

By:		Name:
Title: